Exhibit 23.1

              Independent Registered Public Accounting Firm Consent




We consent to the incorporation by reference in the registration statement of Escalade, Incorporated on Form S-8 (File Nos. 33-16279, 333-52475 and 333-52477) of our reports dated February 17, 2006, except for Note 2 as to which the date is March 13, 2007 on our audits of the consolidated financial statements and financial statement schedules of the Company as of December 31, 2005 and December 25, 2004, and for each of the three years in the period ended December 31, 2005, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 17, 2006, except as to the 4th paragraph of Management's Report on Internal Control Over Financial Reporting (Revised), which is as of March 13, 2007 on our audit of the internal control over financial reporting of the Company as of December 31, 2005, which report is included in this Annual Report on Form 10-K.


/s/ BKD, LLP

BKD, LLP
Evansville, Indiana
March 13, 2007


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